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                                                                    EXHIBIT 99.2

                                  SCHEDULE II

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                           (IN THOUSANDS OF DOLLARS)

                                                          ADDITIONS                    SUBTRACTIONS
                                                  --------------------------    --------------------------
                                                  PROVISIONS        FROM                        ACCOUNTS
                                    BALANCE AT    FOR LOSSES     ACQUISITION                     WRITTEN       BALANCE
                                    BEGINNING     ON ACCOUNTS        OR            FROM        OFF NET OF      AT END
YEAR ENDED                          OF PERIOD     RECEIVABLE     DIVESTITURE    DIVESTITURE    RECOVERIES     OF PERIOD
----------                          ----------    -----------    -----------    -----------    -----------    ---------
December 31, 2001...............      16,329         8,945          3,515            --          14,212        14,577
December 31, 2002...............      14,577        10,937             --            --          16,205         9,309
December 31, 2003...............       9,309        11,038             --            --           8,655        11,692